Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information has been prepared to illustrate the effects of the transactions (the “Transactions”) between I.D. Systems, Inc. (“I.D. Systems”) and Pointer Telocation Ltd. (“Pointer”), the reorganization in which PowerFleet, Inc. (the “Company” or “PowerFleet”), a wholly-owned subsidiary of I.D. Systems prior to the Transactions, became the parent company of I.D. Systems and Pointer, and other financing transactions.

The unaudited pro forma combined balance sheet has been prepared to reflect the transaction as if the transaction had occurred on September 30, 2019. The unaudited pro forma combined statements of comprehensive income (loss) combines the statements of comprehensive income (loss) of I.D. Systems and Pointer for the year ended December 31, 2018 and for the nine months ended September 30, 2019, as if the transaction had occurred on January 1, 2018.

The pro forma condensed combined financial statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, with I.D. Systems treated as the acquirer and Pointer as the acquiree. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma condensed combined financial statements and I.D. Systems’ future results of operations and financial position.

Pro forma adjustments related to the balance sheet reflect the preliminary allocation of the purchase price to Pointer’s assets and liabilities based on a preliminary estimate of their fair values and financing adjustments. Pro forma adjustments to the statements of operations reflect acquisition accounting adjustments and financing adjustments. The pro forma condensed combined financial statements do not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Pointer acquisition.

The pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of I.D. Systems would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the pro forma condensed combined financial statements and the audited and unaudited interim consolidated financial statements and accompanying notes of I.D. Systems and Pointer incorporated by reference herein.

The historical financial information of I.D. Systems was derived from the consolidated financial statements of I.D. Systems as of and for the period ended September 30, 2019 (unaudited) and for the year ended December 31, 2018 (audited). The historical financial information of Pointer was derived from the consolidated financial statements of Pointer as of and for the period ended September 30, 2019 (unaudited) and for the year ended December 31, 2018 (audited). The unaudited pro forma condensed combined financial statements should be read in conjunction with the following information:

●	Notes to the unaudited pro forma condensed combined financial statements;

●	PowerFleet’s Current Report on Form 8-K filed on October 3, 2019, including the related exhibits;

●	I.D. Systems’ financial statements and notes included in the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on April 1, 2019 and May 15, 2019, respectively; and

●	Pointer’s financial information included in the Annual Report on Form 20-F filed with Securities and Exchange Commission on April 1, 2019.

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Pro Forma Condensed Combined Balance Sheet as of September 30, 2019

(Unaudited)

(in thousands, except share amounts)

	I.D. Systems	Pointer	Merger Pro Forma Adjustments	Note 4	Pro Forma Combined Balance Sheet
ASSETS

Current assets:
Cash and cash equivalents	$5,560	$7,218	$7,347	1,3,4	$20,125
Restricted cash	307	-	-		307
Accounts receivable, net	13,821	19,701	(5,256)	2	28,266
Financing receivables - current, net	950	-	-		950
Inventory, net	9,761	8,158	(1,198)	f	16,721
Deferred costs - current	3,868	-	-		3,868
Prepaid expenses and other current assets	2,822	3,399	(624)	3	5,597
Total current assets	37,089	38,476	269		75,834

Financing Receivables - less current portion	972	-	-		972
Deferred Costs - less current portion	5,467	-	-		5,467
Fixed assets, net	2,070	6,109	1,561	4,8	9,740
Other intangible assets, net	6,292	895	27,978	4,8	35,165
Goodwill	9,362	39,187	34,680	4	83,229
Other assets	204	-	-		204
Right of use asset	1,822	2,933	-		4,755
Long-term accounts receivable	-	949	-		949
Severance pay fund	-	3,562	-		3,562
Deferred tax asset	-	7,845	-		7,845
TOTAL ASSETS	$63,278	$99,956	$64,488		$227,722

See notes to unaudited pro forma combined financial statements

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Pro Forma Condensed Combined Balance Sheet as of September 30, 2019 - continued

(Unaudited)

(in thousands, except share amounts)

	I.D. Systems	Pointer	Merger Pro Forma Adjustments	Note 4	Pro Forma Combined Balance Sheet

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$16,583	$18,639	$(4,389)	2,5,7	$30,833
Deferred revenue - current	8,095	1,081	-		9,176
Short-term bank credit and current maturities of long-term loans	-	1,335	(1,335)	1	-
Convertible note payable			5,000	3	5,000
Term loan A and B for acquisition of Pointer, net of debt issuance costs – current			2,000	3	2,000
Lease Liability - current	849	-	-		849
Total current liabilities	25,527	21,055	1,276		47,858

Deferred revenue – less current portion	9,019	331	-		9,350
Long-term loans from banks	-	753	(753)	1	-
Term loan A and B for acquisition of Pointer, net of debt issuance costs – less current portion	-	-	27,376	3	27,376
Deferred taxes and other long-term liabilities	-	-	8,005	3	8,005
Lease liability - less current portion	1,122	2,946	-		4,068
Accrued severance pay	-	4,103	-		4,103
TOTAL LIABILITES	35,668	29,188	35,904		100,760

Commitments and contingencies
Convertible redeemable Preferred stock: Series A - 100 shares authorized, $0.01 par value; 50 shares issued and outstanding, liquidation preference of $50,000	-	-	46,309	3	46,309
					-
Stockholders’ Equity:
Common stock; authorized 75,000 shares, $0.01 par value; 29,353 shares issued and outstanding	-	-	294	4,6	294
19,653 shares issued and 18,597 shares outstanding	197	-	(197)	6	-
8,189 shares issued and outstanding	-	6,063	(6,063)	4	-
Additional paid-in capital	141,753	132,047	(80,088)	4,6	193,712
Accumulated deficit	(108,058)	(61,582)	56,542	4,5,7,f,8	(113,098)
Accumulated other comprehensive loss	(255)	(5,844)	5,844	4	(255)
Treasury stock; 1,045 common shares at cost	(6,027)	-	6,027	6	-
Total Combined Company stockholders’ equity	27,610	70,684	28,668		126,962

Non-controlling interest	-	84	(84)	4	-
TOTAL STOCKHOLDERS’ EQUITY	27,610	70,768	28,584		126,962

TOAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$63,278	$99,956	$64,488		$227,722

See notes to unaudited pro forma combined financial statements

3

Pro Forma Condensed Combined Statement of Comprehensive Income (Loss)

For the year ended December 31, 2018

(Unaudited)

(in thousands, except earnings (loss) per share)

	I.D. Systems	Pointer	Pro Forma Adjustments	Note 4	Pro Forma Combined

Revenues
Products	$36,897	$25,243	$(114)	a	$62,026
Services	16,167	52,543	(317)	a	68,393
Total revenues	53,064	77,786	(431)		130,419

Cost of revenues
Products	22,638	15,104	-		37,742
Services	4,628	21,674	-		26,302
Total cost of revenues	27,266	36,778	-		64,044

Gross profit	25,798	41,008	(431)		66,375

Operating expenses:
Selling, general and administrative	24,671	26,485	3,614	b,k	54,770
Research and development	6,863	4,707	(431)	a	11,139
Total operating expenses	31,534	31,192	3,183		65,909
		-
(Loss) Income from operations	(5,736)	9,816	(3,614)		466

Other (expense) income	(76)	(1,136)	(1,864)	c,d	(3,076)

Net (loss) Income before income taxes	(5,812)	8,680	(5,478)		(2,610)

Income tax expense	-	(1,753)	-		(1,753)

Net (loss) income	$(5,812)	$6,927	$(5,478)		$(4,363)

Dividends on preferred stock	-	-	(4,980)	e	(4,980)

Net (loss) income attributable to common stockholders	$(5,812)	$6,927	$(10,458)		$(9,343)

Other comprehensive income:
Unrealized (loss) gain on investments, net	(98)				(98)
Reclassification of net realized investment (gains) losses included in net loss	164				164
Currency translation adjustments of foreign operations	77	(5,811)	-		(5,734)

Total comprehensive (loss) income	$(5,669)	$1,116	$(10,458)		$(15,011)

Net (loss) / earning per share - basic	$(0.34)	$0.85	$(2.60)		$(0.32)

Weighted average common shares outstanding-basic	17,233	8,100	4,020		29,353

Net (loss) / earning per share - diluted	$(0.34)	$0.84	$(2.72)		(0.32)

Weighted average common shares outstanding - diluted	17,233	8,280	3,840		29,353

See notes to unaudited pro forma combined financial statements

4

Pro Forma Condensed Combined Statement of Comprehensive Income (Loss)

For the nine months ended September 30, 2019

(Unaudited)

(in thousands, except earnings (loss) per share)

	I.D. Systems	Pointer	Pro Forma Adjustments	Note 4	Pro Forma Combined

Revenues
Products	$28,954	$24,228	$(8,606)	f	$44,576
Services	17,815	37,709	(121)	f	55,403
Total revenues	46,769	61,937	(8,727)		99,979

Cost of revenues
Products	18,528	16,605	(7,110)	f	28,023
Services	6,522	16,437	-		22,959
Total cost of revenues	25,050	33,042	(7,110)		50,982

Gross profit	21,719	28,895	(1,617)		48,997

Operating expenses:
Selling, general and administrative	23,097	22,469	(4,655)	g,k	40,911
Research and development	5,508	3,999	(419)	f	9,088
Total operating expenses	28,605	26,468	(5,074)		49,999

(Loss) income from operations	(6,886)	2,427	3,457		(1,002)

Other (expense) income	8	(616)	(1,308)	h,i	(1,916)

Net (loss) income before income taxes	(6,878)	1,811	2,149		(2,918)

Income tax expense	-	(1,186)	-		(1,186)
Net (loss) income	$(6,878)	$625	$2,149		$(4,104)

Dividends on preferred stock	-	-	(3,736)	j	(3,736)

Net (loss) income attributable to common stockholders	$(6,878)	$625	$(1,587)		$(7,840)

Other comprehensive income:
Unrealized (loss) gain on investments, net	9				9
Reclassification of net realized investment (gains) losses included in net loss	38				38
Currency translation adjustments of foreign operations	133	2,307	-		2,440

Total comprehensive (loss) income	$(6,698)	$2,932	$(1,587)		$(5,353)

Net (loss) earnings per share - basic	$(0.39)	$0.09	$(0.46)		$(0.27)

Weighted average common shares outstanding-basic	17,744	8,171	3,438		29,353

Net (loss) / earning per share - diluted	$(0.39)	$0.08	$(0.49)		$(0.27)

Weighted average common shares outstanding - diluted	17,744	8,374	3,235		29,353

See notes to unaudited pro forma combined financial statements

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Combined Financial Information

(in thousands, except earnings per share)

1. Description of the Transactions

On October 3, 2019 (the “Closing Date”), PowerFleet, Inc. (the “Company” or “PowerFleet”) completed the previously announced Transactions (as defined below) contemplated by (i) the Agreement and Plan of Merger, dated as of March 13, 2019 (the “Merger Agreement”), by and among I.D. Systems, Inc., a Delaware corporation (“I.D. Systems”), PowerFleet, Pointer Telocation Ltd., a private company limited by shares formed under the laws of the State of Israel (“Pointer”), Powerfleet Israel Holding Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of PowerFleet (“Pointer Holdco”), and Powerfleet Israel Acquisition Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Pointer Holdco prior to the Transactions (“Pointer Merger Sub”), and (ii) the Investment and Transaction Agreement, dated as of March 13, 2019, as amended by Amendment No. 1 thereto dated as of May 16, 2019, Amendment No. 2 thereto dated as of June 27, 2019 and Amendment No. 3 thereto dated as of October 3, 2019 (the “Investment Agreement,” and together with the Merger Agreement, the “Agreements”), by and among I.D. Systems, PowerFleet, PowerFleet US Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of PowerFleet prior to the Transactions (“I.D. Systems Merger Sub”), and ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and ABRY Investment Partnership, L.P. (the “Investors”), affiliates of ABRY Partners II, LLC.

At the effective time of the I.D. Systems Merger (as defined below) on October 3, 2019 (the “I.D. Systems Merger Effective Time”), pursuant to the terms of the Investment Agreement, I.D. Systems reorganized into a new holding company structure by merging I.D. Systems Merger Sub with and into I.D. Systems (the “I.D. Systems Merger”), with I.D. Systems surviving as a direct, wholly-owned subsidiary of PowerFleet. Also on October 3, 2019, at the effective time of the Pointer Merger (as defined below), pursuant to the terms of the Merger Agreement, Pointer Merger Sub merged with and into Pointer (the “Pointer Merger”), with Pointer surviving as a direct, wholly-owned subsidiary of Pointer Holdco and an indirect, wholly-owned subsidiary of PowerFleet. As a result of the I.D. Systems Merger, the Pointer Merger and the other transactions contemplated by the Agreements (the “Transactions”), I.D. Systems and Pointer Holdco each became direct, wholly-owned subsidiaries of PowerFleet and Pointer became an indirect, wholly-owned subsidiary of PowerFleet.

At the I.D. Systems Merger Effective Time, each share of I.D. Systems common stock, par value $0.01 per share (“I.D. Systems Common stock”), outstanding immediately prior to such time (other than any I.D. Systems Common Stock owned by I.D. Systems immediately prior to the I.D. Systems Merger Effective Time) was converted automatically into the right to receive one share of common stock of PowerFleet, par value $0.01 per share (“PowerFleet Common Stock”). At the Pointer Merger Effective Time (as defined below), each Pointer ordinary share, par value NIS 3.00 per share (“Pointer Ordinary Share”), outstanding immediately prior to such time (other than Pointer Ordinary Shares owned, directly or indirectly, by I.D. Systems, PowerFleet or any of their subsidiaries or Pointer or any of its wholly-owned subsidiaries immediately prior to the Pointer Merger Effective Time) was cancelled in exchange for $8.50 in cash, without interest (the “Cash Consideration”), and 1.272 shares of PowerFleet Common Stock (the “Stock Consideration,” and together with the Cash Consideration, the “Merger Consideration”).

I.D. Systems stock options and restricted stock awards that were outstanding immediately prior to the I.D. Systems Merger Effective Time were converted automatically into equivalent PowerFleet awards on the same terms and conditions applicable to such I.D. Systems stock options and restricted stock awards prior to the I.D. Systems Merger Effective Time.

At the effective time of the Pointer Merger on October 3, 2019 (the “Pointer Merger Effective Time”), each award of options to purchase Pointer Ordinary Shares that was outstanding and unvested immediately prior to such time was cancelled and substituted with options to purchase shares of PowerFleet Common Stock under the PowerFleet, Inc. 2018 Incentive Plan (“2018 Plan”) on the same material terms and conditions as were applicable to the corresponding option immediately prior to the Pointer Merger Effective Time, except that (i) the number of shares of PowerFleet Common Stock underlying such substituted option is equal to the product of (A) the number of Pointer Ordinary Shares underlying such option immediately prior to the Pointer Merger Effective Time multiplied by (B) 2.544, with any fractional shares rounded down to the nearest whole number of shares of PowerFleet Common Stock, and (ii) the per-share exercise price is equal to the quotient obtained by dividing (A) the exercise price per Pointer Ordinary Share subject to such option immediately prior to the Pointer Merger Effective Time by (B) 2.544 (rounded up to the nearest whole cent).

At the Pointer Merger Effective Time, each award of options to purchase Pointer Ordinary Shares that was outstanding and vested immediately prior to such time was cancelled in exchange for the right to receive the product of (i) the excess, if any, of (A) the Merger Consideration (allocated between the Cash Consideration and the Stock Consideration in the same proportion as for holders of Pointer Ordinary Shares), over (B) the exercise price per Pointer Ordinary Share subject to such option, multiplied by (ii) the total number of Pointer Ordinary Shares underlying such option. If the exercise price of a vested option was equal to or greater than the consideration payable in respect of a vested option, such option was cancelled without payment.

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At the Pointer Merger Effective Time, each award of restricted stock units of Pointer (a “Pointer RSU”) that was outstanding and vested immediately prior to such time was cancelled in exchange for the right to receive the Merger Consideration (allocated between the Cash Consideration and the Stock Consideration in the same proportion as for holders of Pointer Ordinary Shares). Each Pointer RSU that was outstanding and unvested immediately prior to such time was cancelled and substituted with restricted stock units under the 2018 Plan representing the right to receive, on the same material terms and conditions as were applicable under such Pointer RSU immediately prior to the Pointer Merger Effective Time, that number of shares of PowerFleet Common Stock equal to the product of (i) the number of Pointer Ordinary Shares underlying such Pointer RSU immediately prior to the Pointer Merger Effective Time multiplied by (ii) 2.544, with any fractional shares rounded down to the nearest lower whole number of shares of PowerFleet Common Stock.

The Cash Consideration was financed using (i) net proceeds of the issuance and sale by PowerFleet of 50,000 shares of PowerFleet’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to the Investors for an aggregate purchase price of $50,000,000 pursuant to the terms of the Investment Agreement, and (ii) term loan borrowings by Pointer Holdco on the Closing Date of $30,000,000 under a credit agreement, dated August 19, 2019 (the “Credit Agreement”), with Bank Hapoalim B.M., pursuant to which Bank Hapoalim B.M. agreed to provide Pointer Holdco with two senior secured term loan facilities in an aggregate principal amount of $30,000,000 (comprised of two facilities in the aggregate principal amount of $20,000,000 (“Term Loan A”) and $10,000,000 (“Term Loan B”)) and a five-year revolving credit facility to Pointer in an aggregate principal amount of $10,000,000.

In addition, on October 3, 2019, pursuant to the terms of Amendment No. 3 to the Investment Agreement, PowerFleet issued and sold to the Investors in a private placement convertible unsecured promissory notes in the aggregate principal amount of $5,000,000 (the “Notes”) at the closing of the Transactions. The principal amount of, and accrued interest through the maturity date on, the Notes will convert automatically into Series A Preferred Stock (at the original issuance price thereof) upon receipt of the approval by PowerFleet’s stockholders in accordance with Nasdaq rules. The Notes will bear interest at 10% per annum, will mature on the third business day before the first anniversary of their issuance date (unless earlier converted) and may be prepaid in full subject to a prepayment premium.

2. Basis of Pro Forma Presentation

The pro forma information was prepared based on the historical financial statements and related notes of I.D. Systems (as the accounting acquirer) and Pointer, as adjusted for the pro forma information of applying the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

The pro forma adjustments are based upon available information and assumptions that I.D. Systems believes are reasonable and related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the combined results. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. The transactions between I.D. Systems and Pointer are eliminated in the pro forma combined financial information.

3. Preliminary Estimated Purchase Price Allocation

The unaudited pro forma combined balance sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable assets to be acquired and liabilities to be assumed related to Pointer, with the excess recorded as goodwill. The preliminary purchase price allocation in these unaudited pro forma combined financial statements is based upon an estimated purchase price of approximately $129,957 as determined by, besides cash consideration, the price per share of PowerFleet Common Stock to be issued to Pointer shareholders and Pointer employees whose stock options and restricted stock units are vested prior to the Pointer Merger and based on the applicable exchange ratio. Accordingly, the pro forma purchase price adjustments are preliminary and will be subject to change based on the opening stock price of the PowerFleet as well as the actual net tangible assets and intangible assets and liabilities that exist as of the closing date.

Based on the number of ordinary shares of Pointer outstanding, the acquisition consideration is as follows:

Number of ordinary shares of Pointer outstanding	8,189
Plus: Pointer restricted stock units	118
Plus: Equivalent Pointer ordinary shares for stock options	149
Total Pointer ordinary shares including vested stock awards	8,456
Per share exchange ratio	1.272
Number of shares of PowerFleet Common Stock	10,756
PowerFleet Common Stock price per share	$5.40
Total estimated consideration paid in PowerFleet Common Stock	$58,083
Plus: Cash consideration	$71,874
Total Purchase Price	$129,957

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Total value of the considerations to be paid is as follows:

Estimate fair value
Pointer ordinary shares outstanding	$125,850
Pointer restricted stock units (1)	1,821
Pointer vested stock options (1)	2,286
Fair value of total estimated consideration transferred	$129,957

(1)	In connection with the Pointer Merger, at the Pointer Merger Effective Time, each Pointer RSU that was outstanding and vested immediately prior to such time was cancelled in exchange for the right to receive the Merger Consideration (allocated between the Cash Consideration and the Stock Consideration in the same proportion as for holders of Pointer Ordinary Shares) which reflects the fair-value of the stock awards that is attributable to pre-combination service.

The total preliminary estimated acquisition consideration as shown in the table above is allocated to Pointer’s tangible and intangible assets and liabilities based on their preliminary fair value as follows. Please see below for the preliminary price allocations and related pro forma adjustment:

	Estimated Fair Value	Historical Balance	Pro Forma Adjustment (Note 4)
Net assets acquired at book value as of September 30, 2019	$24,577	$24,577	$-
Adjustment to reflect preliminary fair value of assets acquired and liabilities assumed:
Property and equipment	7,500	6,109	1,391
Intangible assets (2)	32,018	895	31,123
Goodwill	73,867	39,187	34,680
Deferred tax liabilities (3)	(8,005)	-	(8,005)
Estimated allocation of consideration expected to be transferred	$129,957	$70,768	$59,189

(2)	Approximately $32,018 has been preliminarily allocated to amortizable intangible assets acquired. The general categories of the acquired identified intangible assets are expected to be the following:

Intangible assets	Estimated Useful Life	Estimated Fair Value
Customer Relationships	12	$15,997
IP Trademarks	9	5,637
IP Developed Technology	4	10,384
Total		$32,018

The fair value estimate for all identifiable intangible assets is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final determination of fair value of intangible assets, as well as estimated useful lives, remains subject to change.

(3)	The estimated deferred tax liabilities result from the fair value adjustments for the identifiable intangible assets using an assumed tax rate of 25%.

8

In addition, in preparing the unaudited pro forma combined financial statements, I.D. Systems performed a preliminary review of the accounting policies of Pointer but did not identify material differences requiring pro forma adjustments. We are continuing our review of accounting policies to determine whether any adjustments are necessary to conform the accounting policies of Pointer to those of I.D. Systems. That review could result in accounting policy conformity changes that have a material impact on our pro forma combined financial statements.

4. Pro Forma Adjustments

Adjustment to the unaudited pro forma balance sheet as of September 30, 2019:

1)	To reflect the repayments of Pointer’s short term ($1,335) and long-term debt ($753) at the closing of the Transactions in accordance with the Merger Agreement.

2)	To reflect the elimination of accounts receivable and accounts payable between I.D. Systems and Pointer ($5,256).

3)	To reflect cash received from the financing transactions for the acquisition of Pointer - Term Loan A and B ($30,000), Convertible Note Payable ($5,000) and issuance of Convertible Series A Preferred Stock (50 shares, $0.01 par value per share for approximately $50,000) and the related estimated issuance costs ($624 for Term Loans and $3,691 for Convertible Series A Preferred Stock).

Pursuant to the Amended and Restated Certificate of Incorporation of PowerFleet (the “Charter”), the Series A Preferred Stock can be redeemed (a) at the option of PowerFleet after 3 years, at the greater of (i) 1.5 times the liquidation preference or (ii) the conversion value of the Preferred shares based on the 30 day volume-weighted average price (“VWAP”) at the time of the redemption notice, the “Redemption Price”; and (b) at the option of the investor after 66 months or a deemed liquidation event, such as sales of PowerFleet. In addition, the Series A Preferred Stock can be convertible into approximately 6,832 shares of PowerFleet Common Stock based on an initial conversion price of $7.319. The Series A Preferred Stock is also entitled to a cumulative dividend at an annual rate of 7.5% of the original issue price per share plus accumulated unpaid dividends and effective 66 months after issuance, the dividend rate will increase by 100 basis points monthly until the dividend rate reaches 17.5% per annum.

Except as required by applicable law or as otherwise specifically set forth in the Charter, the holders of Series A Preferred Stock shall not be entitled to vote on any matter presented to the stockholders of PowerFleet unless and until any holder of Series A Preferred Stock provides written notice to PowerFleet electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and thereby render the Series A Preferred Stock voting capital stock of PowerFleet. Such voting rights shall continue until the holders of at least a majority of the outstanding shares of Series A Preferred Stock provide further written notice to PowerFleet that they elect to deactivate their voting rights. To the extent voting rights of the Series A Preferred Stock have been activated, any holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of PowerFleet Common Stock issuable upon conversion of shares of Series A Preferred Stock held by such holder that exceeds the quotient of (i) the aggregate issue price for such shares of Series A Preferred Stock divided by (ii) the closing bid price of I.D. Systems Common Stock on the last trading day immediately prior to the consummation date of the Transactions (subject to adjustment for stock splits, stock dividends, combinations, reclassifications and similar events, as applicable).

Based on the terms above, the Series A Preferred Stock is classified as temporary equity due to the shares (i) being redeemable at the option of the holder, and (ii) having conditions for redemption that are not solely within the control of PowerFleet. The associated embedded conversion option is not a derivative instrument since it is indexed to its own stock and there is no beneficial conversion feature based on current available information and estimate. Please see pro forma adjustment (e) and (j) to the statements of operations below for dividends adjustment.

9

4)	To reflect acquisition accounting adjustments for the elimination of Pointer’s historical equity. The preliminary estimated acquisition consideration and adjustments to Pointer’s equity, acquired identified assets and goodwill are as follows:

Amount
Total Purchase Price	$129,957

Reversal of Pointer’s Equity
Common Stock	6,063
Additional Paid-in Capital	132,047
Accumulated Deficit	(61,582)
Accumulated Other Comprehensive Loss	(5,844)
Non-controlling Interest	84
Adjustment to reflect preliminary fair value of assets acquired and liabilities assumed: (Note 3)
Property and equipment	1,391
Intangible assets	31,123
Goodwill	34,680
Deferred tax liabilities	(8,005)
$129,957

5)	To reflect accrued estimated transaction cost incurred by I.D. Systems and Pointer in 2019 directly related to the Transaction. The unaudited pro forma combined balance sheet is required to include adjustments which give effect to events that are directly attributable to the Transactions regardless of whether they are expected to have a continuing impact on the combined results or are non-recurring. Therefore, acquisition-related transaction costs to be incurred by I.D. Systems and Pointer subsequent to September 30, 2019 of $117 in total are reflected as a pro forma adjustment to the unaudited pro forma combined balance sheet as of September 30, 2019 and are presented as an increase to accounts payable and accrued expenses and an increase to accumulated deficit.

6)	To reflect the elimination of I.D. Systems treasury stock ($6,027), issuance of new PowerFleet Common Stock ($186) and cancellation and conversion of I.D. Systems Common Stock ($197) to PowerFleet Common Stock and cancellation of treasury stock in accordance with the Investment Agreement.

7)	To reflect the $750 of bonus payable to three executives of Pointer in connection with the consummation of the Transactions. The bonus consists of the payment of cash to one executive and restricted stock units (RSUs) to two executives. The bonus is a one-time compensation to the executives for their direct contribution to consummate the acquisition and will be treated as an acquisition expense.

8)	To reflect estimated depreciation and amortization adjustment of $2,975 as pro forma adjustments to the unaudited pro forma combined balance sheet as of September 30, 2019 and are presented as an increase to net fixed assets, a decrease to net other intangible assets and an increase to accumulated deficit.

Adjustment to the unaudited pro forma statement of operations:

a)	To reflect the elimination of intercompany transactions that occurred in 2018. Pointer provided research and development services to I.D. Systems in the amount of $431.

b)	To reflect the reversal of merger related expenses incurred by I.D. Systems (approximately $705) and Pointer (approximately $300) in 2018.

c)	To reflect the reversal of interest expenses (approximately $446) for Pointer’s loans repaid at the closing date (please see pro forma adjustment (1) to the balance sheet above).

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d)	To reflect the estimate of interest expense from Convertible Note Payable ($500) and Term Loan A and B (approximately $1,685 with weighted average interest rate at 5.62%) and also accretion of debt issuance cost using the effective interest rate over the period through March 2024 as a non-cash charge to interest expense (approximately $125 for the first year).

e)	To reflect the estimate of dividends in the amount of approximately $4,980 for Convertible Series A Preferred Stock (cumulative dividend at 7.5% per annum payable in cash or in kind at the option of PowerFleet, approximately $3,750 per year and accretion ($3,691 over 3 years: $1,230 per year)).

f)	To reflect the elimination of intercompany transactions that occurred during the nine months ended September 30, 2019. Pointer (i) provided research and development services to I.D. Systems in the amount of $121 and (ii) sold inventory to I.D. Systems in the amount of $8,606 with profits in the amount of $1,198 and such inventory has not sold to a third party as of September 30, 2019.

g)	To reflect the reversal of merger related expenses incurred by I.D. Systems (approximately $4,528) and Pointer (approximately $3,102).

h)	To reflect the reversal of interest expenses (approximately $425) for Pointer’s loans repaid at the closing date (please see pro forma adjustment (1) to the balance sheet above).

i)	To reflect the estimate of interest expense from Convertible Note Payable ($375) and Term Loan A and B (approximately $1,264 with weighted average interest rate at 5.62%) and also accretion of debt issuance cost using the effective interest rate over five years as a non-cash charge to interest expense (approximately $94 per quarter).

j)	To reflect the estimate of dividends in the amount of approximately $3,736 for Convertible Series A Preferred Stock (cumulative dividend at 7.5% per annum payable in cash or in kind at the option of PowerFleet, approximately $938 per quarter and accretion ($3,691 over 3 years: $307 per quarter)).

k)	All depreciation and amortization adjustments relate to property and equipment as well as identifiable definite-lived intangible assets as a result of the Transactions and are recorded to selling, general and administrative as they relate to the Company’s general business and selling efforts. The estimated depreciation and amortization expense was computed using the straight-line method based on an estimated useful life of the equipment and identifiable definite-lived intangible assets. Due to the strong relationships that I.D. Systems and Pointer have maintained with key customers, we expect to generate revenues from them for the foreseeable future. These long-term relationships with key customers do not suggest an accelerated consumption pattern of the economic benefits of a customer relationship asset. When the factors considered do not provide a reliably determinable pattern in which the economic benefits associated with an intangible asset will be consumed, including an accelerated consumption pattern, we expect to utilize a straight-line amortization methodology in accordance with ASC 350-30-35-6.

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Intangible assets	Estimated Useful Life	Estimated Fair Value	Year Ended December 31, 2018 Amortization Estimated	Nine Months Ended September 30, 2019 Amortization Estimated
Customer Relationships	12	$15,997	$1,333	$1,000
IP Trademarks	9	5,637	626	470
IP Developed Technology	4	10,384	2,596	1,947
Subtotal		32,018	4,555	3,417
Property and equipment		7,500	2,635	1,976
Total			7,190	5,393
Less: Historical depreciation and amortization expense			(2,571)	(2,418)
Pro forma adjustment to selling, general and administrative			$4,619	$2,975

Items not adjusted in the unaudited pro forma condensed combined statement of income

1)	The impact of the issuance of the replacement awards associated with the conversion of Pointer’s unvested stock-based awards to Parent’s stock-based awards has been excluded based on materiality. The issuance of replacement awards for Pointer unvested awards in connection with the Transactions is considered as a modification event under ASC 718. Under ASC 718, the incremental fair value of the replacement award over the original award is recognized as an expense over the remaining requisite service period. We estimated the fair values of the replacement awards and the Pointer unvested awards and determined the incremental fair value to be immaterial.

2)	There is no material income tax impact because I.D. Systems has an aggregate net operating loss carryforward of approximately $84,702, $65,359 and $3,452 for U.S. federal income tax, state income tax and foreign income tax, respectively.

3)	Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. Acquisition-related transaction costs incurred by I.D. Systems and Pointer include fees related to a financing commitment and agreement, legal and advisory fees. Total acquisition-related transaction costs incurred by I.D. Systems and Pointer before September 30, 2019 are $5,233 and $3,402, respectively, which have been excluded from the pro forma combined statement of operations for the year ended December 31, 2018 (See adjustment (b) above) and for the nine months ended September 30, 2019 (See adjustment (g) above). No adjustment is reflected in the proforma income statements for acquisition-related transactions costs not reflected in the historical financial statements.

5. Earnings Per Share

The calculation of basic and diluted unaudited pro forma loss per common share for the year ended December 31, 2018 and for the nine months ended September 30, 2019 as if the Transactions had occurred on January 1, 2018. The calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Transactions were outstanding for the entire periods presented which is 29,353 shares of PowerFleet Common Stock (18,597 shares of PowerFleet Common Stock issuable to the stockholders of I.D. Systems and 10,756 shares of PowerFleet Common Stock issuable to the shareholders of Pointer based on the Merger Agreement). Diluted net loss per share equals basic net loss per share because the effect of securities convertible into common stock is anti-dilutive.

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